EXHIBIT 10.37

                                  FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITY MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITY MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                       SENIOR SUBORDINATED PROMISSORY NOTE

$XXXX                                                          Chicago, Illinois
-----

      FOR VALUE RECEIVED, the undersigned, Olympic Cascade Financial Corporation, a Delaware corporation having an address at 875 North Michigan Avenue, Suite 1560, Chicago, Illinois, 60611, ("Maker"), promises to pay to the order of ------------------------- ("Payee") at
----------------------------------- or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States, the sum of -------------------- Dollars ($-----), plus interest from the date of this Note on the unpaid balance. All principal and interest is to be paid as set forth below. Maker further agrees as follows:

Section 1. Interest Rate.

            (a) Interest shall accrue at a rate equal to ------------- percent (--%) per annum.

            (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

Section 2. Payments.

            (a) Principal shall be due and payable on ------------------------- (the "Principal Payment Date").

            (b) Accrued interest shall be payable in arrears on a quarterly calendar basis on March 31, June 30, September 30 and December 31 during the term hereof commencing on March 31, 2004.

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            (c) Maker shall have the right to prepay this Note in full or in part at any time without penalty.

Section 3. Default.

            It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

            (a) any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise, and the continuation of such failure for a period of five (5) business days thereafter;

            (b) any failure on the part of Maker to keep or perform any of the material provisions (other than payment) of this Note or any amendment thereof, which failure is not cured within ten (10) days;

            (c) any failure on the part of Maker to pay any material debt within sixty (60) days of its due date (except where contested in good faith);

            (d) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

            (e) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

            (f) Maker consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days;

            (g) Maker consents to or suffers an attachment, garnishment, execution or other legal process against any of its assets that is not released within thirty (30) days;

Section 4. Senior Subordination.

            The indebtedness evidenced by this Note and the payment of the principal thereof shall rank pari passu with (i) those certain notes held by those certain investors who are parties to that certain Securities Purchase Agreement of even date herewith, (ii) those certain notes, in the aggregate principal amount of One Million ($1,000,000) Dollars dated December 28, 2001 issued to each of Gregory P. Kusnick and Karen Jo Gustafson, as Joint Tenants with Right of Survivorship, and Gregory C. Lowney and Maryanne K. Snyder, as Joint Tenants with Right of Survivorship and (iii) that certain note in the principal amount of Fifty Thousand ($50,000) Dollars dated August 6, 2001 issued to Steven A. Rothstein IRA, and shall have priority in right of payment over, all indebtedness of the Maker, now outstanding or hereinafter incurred, except for the Senior Debt (as hereinafter defined). "Senior Debt" means indebtedness, liabilities and obligations of any Maker for money borrowed at anytime from First Clearing Corporation ("First Clearing").


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

Section 5. Jurisdiction.

            Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of Illinois, and of any federal court located in the State of Illinois, in connection with any action or proceeding arising out of or relating to, or a breach of, this Note. Maker agrees that such court may award reasonable legal fees and expenses to the prevailing party.

Section 6. Waivers.

            (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

            (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

            (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

Section 7. Assignment of Note.

            Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger of Maker, if a corporation, with or into another corporation) without the prior written consent of Payee. The Note may be assigned at any time by Payee.

Section 8. Miscellaneous.

            (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

            (b) This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such jurisdiction's principles of conflict of laws.

            (c) Subject to Section 7, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.


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

            (d) This Note constitute a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersede all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

            (e) The singular includes the plural. If more than one Maker executes this Note, the term "Maker" shall be deemed to refer to each of the undersigned Makers as well as to all of them, and their obligations and agreements under this Note shall be joint and several. If any of the undersigned is a married person, recourse may be had against his or her separate property for all of his or her obligations under this Note. The term "Obligor" shall be deemed to refer to each Maker, endorser, guarantor, or surety of this Note as well as to all of them. The term "Payee" shall include the initial party to whom payment is designated to be made and, in the event of an assignment of this Note, the successor assignee or assignees, and, as to each successive additional assignment, such successor assignee or assignees.

            (f) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the addresses set forth in the preamble hereof. Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

            (g) Time is of the essence under this Note.

            IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                        OLYMPIC CASCADE FINANCIAL CORPORATION


                                        By:_____________________________________
                                           Mark Goldwasser
                                           Chief Executive Officer


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